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Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2003, relating to the financial statements and financial statement schedule of Allied Healthcare Products, Inc., which appears in Allied Healthcare Products, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2005.


/s/ PriceWaterhouseCoopers LLP
St. Louis, Missouri
March 6, 2006